  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
————————————————
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

AJS BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-33405 (Commission File Number)	36-4485429 (I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of principal executive offices)	(Zip Code)

(708) 687-7400
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Termination of Retirement Plan for Inside Directors.  The Board of Directors of A. J. Smith Federal Savings Bank terminated the A. J. Smith Federal Savings Bank Retirement Plan for Inside Directors (the “Plan”) effective as of August 17, 2010, and will distribute the benefits under the Plan as soon as administratively feasible.  The only participant in the Plan is Thomas R. Butkus, the Chief Executive Officer of A. J. Smith Federal Savings Bank.  The Plan was fully accrued and vested as of December 31, 2002 and the only increases in the Plan assets after December 31, 2002 were earnings on the account.  Since no contributions or accruals, other than earnings on the Plan assets, have been credited after December 31, 2004, the Plan is “grandfathered” and is not subject to the requirements of Section 409A of the Internal Revenue Code.   Upon distribution, Mr. Butkus will receive approximately $1.3 million reduced by the applicable federal and state income tax withholding.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Shell Company Transactions: Not Applicable
(d)	Exhibits: Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC.

Date: August 20, 2010	By: /s/ Lyn G. Rupich
Lyn G. Rupich
President/Chief Operating Officer